SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 20, 2010

SupportSave Solutions, Inc.
(Exact name of registrant as specified in its charter)

NV	333-143901	98-0534639
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1451 Danville Blvd., Suite 201 , Alamo, CA	94501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  925-304-4400

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

On April 20, 2010, the board of directors of SupportSave Solutions, Inc. (the “Company”) determined, upon advice of management, that the Company’s consolidated financial statements and related disclosures included in the Company’s Quarterly Report on Form 10-Q for the quarter ended November 30, 2009 (the “Previously Issued Financial Statements”) should be restated because they contain errors as addressed in Financial Accounting Standards Board Statement of Financial Accounting Standards No. 154, Accounting Changes and Error Corrections. Accordingly, the Previously Issued Financial Statements issued by the Company should not be relied upon. The Company intends to restate the Previously Issued Financial Statements to correct these errors by amending its Quarterly Report for the quarter ended November 30, 2009.

 The errors in the Previously Issued Financial Statements relate to a reconciliation during the fiscal second quarter, accounts receivable and revenues were overstated by $106,410, due to an error in the recording of certain sales transactions.

Also, in the same quarter, management sold all interest in an internet-based business venture to a third-party.  The proceeds from this one-time sale increased quarterly revenues by approximately $142,000 and the operation of this venture during the quarter contributed approximately $65,000 in revenue.

 FOR THE EFFECT OF THE RESTATEMENT OF THE CONSOLIDATED FINANCIAL STATEMENTS OF THE COMPANY FOR THE PERIOD ENDED NOVEMBER 30, 2009, PLEASE REFER TO THE AMENDMENTS TO OUR FORM 10-Q FOR THE PERIOD ENDED NOVEMBER 30, 2009, EXPECTED TO BE FILED BY APRIL 21, 2010 OR DATE SOON THEREAFTER.

The Company’s Board of Directors and management discussed the matters mentioned herein with Silberstein Ungar, PLLC, the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SupportSave Solutions, Inc.

/s/ Joseph Duryea
Joseph Duryea
President

Date: April 26, 2010